Exhibit 99.1
CapsoVision Reports Fourth Quarter and Full Year 2025 Financial Results

SARATOGA, Calif., March 26, 2026 - CapsoVision, Inc. (NASDAQ: CV), a commercial-stage medical technology company developing advanced imaging and AI-enabled capsule endoscopy solutions, today reported financial results for the fourth quarter and full year ended December 31, 2025.
Recent Highlights
•Fourth quarter 2025 revenue was $3.9 million, a 13% increase over the fourth quarter of 2024. Full year 2025 revenue was $13.6 million, a 15% increase compared to full year 2024.
•New accounts grew 16% in the fourth quarter of 2025 over the comparable quarter in 2024. Full year 2025 new accounts grew 21% compared to full year 2024.
•CapsoCam Plus® used by over 161,000 patients as of December 31, 2025.
•Submitted 510(k) application to the Food and Drug Administration (FDA) for its in-house developed AI-assisted module for CapsoCam Plus®.
•Completed a $14 million private placement in public equity financing on March 16, 2026.
Management Commentary
“2025 was a year of important operational and strategic progress for CapsoVision,” said Johnny Wang, President and Chief Executive Officer. “We continued to expand adoption of CapsoCam Plus®, advanced our AI-enabled analytics capabilities, and submitted our AI module for CapsoCam Plus to the FDA, marking an important milestone as we work to enhance the efficiency and clinical value of capsule endoscopy. During the year, we also continued development of our next-generation colon capsule in ongoing dialogue with the FDA, as we refine the regulatory pathway for that program, as well as for our CapsoCam UGI pancreas initiative. We recently completed a $14 million private placement with participation from new and existing investors, reinforcing confidence in our long-term strategy and supporting continued investment in product innovation and pipeline advancement. As we enter 2026, we remain focused on disciplined execution as we continue to advance our capsule platform and expand the role of AI-driven insights in gastrointestinal disease screening and diagnostics.”
Fourth Quarter and Full Year 2025 Financial Results
Fourth quarter 2025 revenue was $3.9 million, a 13% increase over the fourth quarter of 2024. Full year 2025 revenue was $13.6 million, a 15% increase compared to full year 2024. The primary growth driver was an increase in the number of CapsoCam Plus capsules sold.
Fourth quarter 2025 gross profit was $2.0 million, an increase of $0.2 million, or 13%, compared to the fourth quarter of 2024. Full year 2025 gross profit was $7.2 million, an increase of $0.8 million, or 12%, compared to full year 2024. Fourth quarter gross margin was 50%, compared to 50% in the fourth quarter of 2024. Full year 2025 gross margin was 53%, compared to 54% for full year 2024.
Fourth quarter 2025 operating expenses were $9.4 million, a $3.0 million increase from the fourth quarter of 2024, driven primarily by the development of the new CMOS image sensor under the development agreement with Canon Inc. and expenses for clinical trial activities associated with AI technology in small-bowel capsule and second generation of CapsoCam Colon.

Operating expenses for the year ended December 31, 2025 were $32.7 million, a $6.4 million increase compared to the year ended December 31, 2024, driven primarily by an increase in expenses associated with the development of the new CMOS image sensor under the development agreement with Canon Inc. and an increase in general and administrative expenses, as we were operating as a public company for half of the year.
Cash and cash equivalents totaled $10.1 million as of December31, 2025.
The Company completed an initial public offering in July 2025. Net proceeds totaled $23.4 million, after deducting underwriting discounts, commissions and offering expenses. On March 16, 2026, the Company closed a $14 million private placement in public equity financing.
Conference Call and Webcast
CapsoVision will host a conference call today, March 26, 2026, at 4:30 p.m. ET to discuss the fourth quarter and full year 2025 financial results. Individuals interested in listening to the conference call may do so by dialing (800) 715-9871 for domestic callers or (646) 307-1963 for international callers and referencing conference ID 2525025, or from the webcast link on the Events page in the investor relations section of the company's website at www.capsovision.com.
To access the replay, please register via the webcast link on the Events page. The webcast will be available for one year following the completion of the call.
About CapsoVision
CapsoVision is a commercial-stage medical technology company focused on developing advanced imaging and AI-enabled solutions to transform the detection and screening of gastrointestinal diseases. Its flagship product, CapsoCam Plus®, is a wire-free, panoramic capsule endoscope that enables high-resolution visualization of the small bowel and supports cloud-based or direct capsule video retrieval. The Company’s next pipeline product, CapsoCam Colon™ with enhanced AI, is designed to enable non-invasive colon imaging and polyp detection. With a proprietary platform targeted to expand across multiple GI indications, including esophageal and pancreatic disorders, CapsoVision is advancing a new era in capsule-based diagnostics. For more information on CapsoVision, please visit www.capsovision.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements mean statements related to future events, which may impact our expected future business and financial performance, and often contain words such as “expected”, “anticipates”, “intends”, “plans”, “believes”, “potential”, “will”, “should”, “could”, “would” or “may” and other words of similar meaning. Examples of these forward-looking statements include, but are not limited to, statements concerning possible or assumed future results of operations and financial position, including the Company’s expectations regarding the Company’s product and clinical development efforts, the timing and receipt of regulatory submissions and approvals, the Company’s plans, strategies and timing for its pipeline development (including plans to address future indications in terms of new GI pathologies, patient enrollment in support of new generation colon capsule, development of CapsoCam UGI pancreas initiative, and expanded patient populations and related timing of these efforts) and the success of the Company’s plans and strategies. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties, including those beyond the Company’s control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, market conditions, the Company’s financial condition and the availability of cash, the failure to receive regulatory clearance and the failure to adapt the Company’s products for new indications. These and other risks and uncertainties are described more fully in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s prospectus filed on July 3, 2025 with the SEC, as part of the Company’s Registration Statement on Form S-1 (File No. 333-287148), and the Company’s most recent Form 10-K and Form 10-Q. Forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to update or revise these statements, except as required by law.
Investor Relations Contact
Leigh Salvo
New Street Investor Relations
Investors@CapsoVision.com

Media Contact
Leslie Strickler and Paul Spicer
Être Communications
leslies@etrecommunications.com | (804) 240-0807
pauls@etrecommunications.com | (804) 503-9231

CAPSOVISION, INC.
BALANCE SHEETS
(in thousands, except par value and share amounts)

	December 31, 2025	December 31, 2024
ASSETS
Current Assets
Cash and cash equivalents	$10,112	$9,319
Accounts receivable, net	2,498	2,001
Inventory	2,987	2,629
Prepaid expenses and other current assets	1,072	898
Total current assets	16,669	14,847
Property and equipment, net	611	720
Operating lease right-of-use assets	843	1,195
Other long-term assets	41	41
TOTAL ASSETS	$18,164	$16,803

LIABILITIES, CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable	$1,143	$749
Accrued expenses and other current liabilities	2,697	569
Deferred revenue	177	132
Operating lease liabilities – current	410	351
Total current liabilities	4,427	1,801

Operating lease liabilities – long-term	477	887
Total liabilities	4,904	2,688

Commitments and contingencies - Note 9

Convertible Preferred Stock (each Series: $0.001 par value)
Series A, B, C, C-1, D, D-1, D-2, E, F-1, F-2, G, G-1, H: none and 153,682,280 shares authorized, none and 38,665,583 issued and outstanding, and liquidation preference of none and $152,378 as of December 31, 2025 and December 31, 2024, respectively	—	143,625

Total convertible preferred stock	—	143,625

Stockholders’ Equity
Common stock, $0.001 par value: 300,000,000 and 190,000,000 shares authorized; 46,865,051 and 2,090,945 issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	47	2
Additional paid-in capital	168,878	838
Accumulated deficit	(155,665)	(130,350)
Total stockholders’ equity (deficit)	13,260	(129,510)
TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ EQUITY (DEFICIT)	$18,164	$16,803

CAPSOVISION, INC.
STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except share and per-share amounts)

	Years Ended December 31,
	2025	2024

Net revenue	$13,554	$11,756

Costs of revenue	6,381	$5,379

Gross profit	7,173	6,377

OPERATING EXPENSES
Selling and marketing	7,530	6,967
Research and development	18,310	15,120
General and administrative	6,849	4,207
Total operating expenses	32,689	26,294

Operating loss	(25,516)	(19,917)

NON-OPERATING INCOME
Interest income, net	269	26
Other non-operating income (expense), net	(44)	4
Total non-operating income, net	225	30

Loss before income taxes	(25,291)	(19,887)

Provision for income taxes	24	11

Net loss and comprehensive loss	$(25,315)	$(19,898)

Net loss per share – basic and diluted	$(1.03)	$(9.85)

Weighted average common shares outstanding – basic and diluted	24,555,381	2,020,077

CAPSOVISION, INC.
STATEMENTS OF CASH FLOWS
(in thousands)

	Year ended December 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(25,315)	$(19,898)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	216	206
Loss on disposal of property and equipment	1	—
Amortization of operating lease right-of-use assets	351	315
Unrealized foreign exchange (gains) losses	(173)	103
Stock in lieu of debt repayment	31	—
Stock-based compensation	826	156
Bad debt expense	11	8
Changes in operating assets and liabilities:
Accounts receivable	(478)	(176)
Inventory	(358)	(434)
Prepaid expenses and other current assets	(174)	(316)
Other long-term assets	—	1
Accounts payable	376	388
Accrued expenses and other current liabilities	2,128	(204)
Deferred revenue	45	36
Operating lease liabilities	(351)	(276)
Net cash used in operating activities	$(22,864)	$(20,091)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(90)	(153)
Net cash used in investing activities	$(90)	$(153)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of Series H convertible preferred stock	—	15,000
Proceeds from IPO, net of commissions	26,557	—
Payment of IPO offering costs	(3,184)	—
Proceeds from promissory note issuance	1,000	—
Repayment of promissory note	(1,000)	—
Proceeds from exercises of options on common stock and warrants	231	74
Net cash provided by financing activities	$23,604	$15,074

Net increase (decrease) in cash and cash equivalents	650	(5,170)
Effect of exchange rate changes on cash and cash equivalents	143	(70)
Cash and cash equivalents at beginning of period	9,319	14,559
Cash and cash equivalents at end of year	$10,112	$9,319

SUPPLEMENTAL CASH FLOW DISCLOSURES
Cash paid for income taxes	$9	$6
Cash paid for interest	15	—
NON-CASH FINANCING AND INVESTING ACTIVITIES

CAPSOVISION, INC.
STATEMENTS OF CASH FLOWS
(in thousands)

Underwriters warrants issued in connection with the IPO	$519	—
Conversion of convertible preferred stock into common stock upon initial public offering	$143,625	—